Exhibit 32.02

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PDF Solutions, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission on May 12, 2022 (the “Report”), I, Adnan Raza, Executive Vice President, Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

10
	By:	/s/ Adnan Raza
Adnan Raza
Executive Vice President, Finance
and Chief Financial Officer
(principal financial and accounting
officer)

Date: May 12, 2022